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                                  EXHIBIT 1.2

                        Form of Placement Agent Warrant




























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THIS WARRANT AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES) OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.


                                              Right to Purchase a maximum of
                                              ______ Shares of Common Stock
                                              of Galaxy Nutritional Foods, Inc.

                                              Date: _____________, 2001


                         GALAXY NUTRITIONAL FOODS, INC.

                         COMMON STOCK PURCHASE WARRANT

         GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, Tucker Anthony Incorporated, or its successors and assigns, is entitled, subject to the terms set forth below, to purchase from the Company a maximum of _______ fully paid and nonassessable shares of Common Stock, $.01 par value, of the Company, at the exercise price of $_____ per share, subject to adjustment as provided herein (hereinafter referred to as the "Purchase Price").

         This Warrant may be exercised as provided herein upon surrender of this Warrant and payment of the Purchase Price at an office or agency of the Company. Payment of the Purchase Price may be made in cash, by certified or official bank check in New York Clearing House funds payable to the order of the Company, in Common Stock or any combination thereof. If the holder elects to pay all or part of the Purchase Price in Common Stock, the holder may make such payment either by delivering to the Company a number of shares already owned by the holder equal in value to the Purchase Price multiplied by the number of shares of Common Stock designated by the holder in the subscription at the end hereof or by requesting the Company to withhold from the number of shares of Common Stock deliverable to the holder upon exercise a number of shares equal in value to the Purchase Price multiplied by the number of shares of Common Stock designated by the holder in the subscription at the end hereof. All such shares so delivered or withheld shall be valued at their market price on the business day immediately preceding the day on which such shares are withheld or delivered.

         No Warrant may be exercised after the Expiration Time (as defined below), at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void and of no further force and effect.

         As used herein the following, unless the context otherwise required, have the following respective meanings:

         (a)      The term "Change of Control" shall mean (i) any "person"
(as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a group including the holder, becoming the beneficial owner (as defined in Rule 13d-3 of





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the Exchange Act), directly or indirectly, of 35% or more of the then outstanding shares of Common Stock or voting securities representing 35% or more of the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, (ii) any merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (iii) any liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company, (iv) individuals who, as of the date hereof, constitute the board of directors of the Company cease for any reason to constitute at least of a majority of such board.

         (b) The term "Company" shall include Galaxy Nutritional Foods, Inc., and any entity that shall succeed to or assume the obligations of the Company hereunder.

         (c) The term "Common Stock" includes (i) the Company's Common Stock, $.01 par value per share; (ii) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of directors of the Company; and (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (d) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, on the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 of this Warrant or otherwise.

         1.       Exercise of Warrant

                  1.1 Vesting of Warrant. This Warrant shall be fully vested on the date hereof and be exercisable in full two years after the date of issuance. Following such two-year period, this Warrant may be exercised in full or in part according to the terms and conditions in paragraphs 1.2 and 1.3 below. Notwithstanding the foregoing, this Warrant shall be exercisable in full prior to the expiration of the two-year period set forth above upon a Change of Control.

                  1.2 Full Exercise. Once vested, this Warrant may be exercised in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash, by certified or official bank check payable to the order of the Company or Common Stock, in the amount equal to (a) the Purchase Price then in effect, multiplied by (b) the number of shares of Common Stock for which this Warrant is then exercisable.

                  1.3 Partial Exercise. This Warrant may be exercised in part (but not as to fractional shares) by surrender of this Warrant in the manner and at the place provided in Section 1.2 except that the amount payable by the holder on such partial exercise shall be equal to (a) the





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Purchase Price then in effect, multiplied by (b) the number of shares of Common
Stock designated by the holder in the subscription at the end hereof. On any such partial exercise the Company at its expense will issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

                  1.4 Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof, acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

         2. Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant in full or in part, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct (provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid), duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 and otherwise. The Company shall not be required to issue certificates representing fractions of shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock.

         3. Adjustment for Dividends in Other Stock, Property or Reclassification. In case at any time or from time to time, the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor,

                  (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

                  (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

                  (c) other or additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares of similar corporate rearrangement, other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustment in respect of which are provided for in Section 4 hereof), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1 hereof, shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which such holder would have received if the holder had been the holder of record of the number





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of shares of Common Stock called for on the face of this Warrant during the period from the date hereof to and including the date such stock and other securities and property (including cash in the cases referred to in subdivision
(b) and (c) of this Section 3) would have been receivable by such holder as aforesaid during such period, giving effect to all adjustments called for during such period by Section 4 hereof.

         The Company shall notify the holder of each such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

         4. Extraordinary Events. In the event that the Company shall (a) issue additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1 hereof, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (i) the numerator of the Purchase Price which would otherwise (but for the provisions of this Section 4) be in effect, and (ii) the denominator is the Purchase Price in effect on the date of such exercise.

         The Company shall notify the holder of each such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

         5.       Notices of Record Date, etc.   In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date of which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of the Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization,





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reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken.

         6. Reservation of Stock Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrants.

         7. Exchange of Warrant. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant and Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. Warrant Agent. The Company may, by written notice to each holder of a Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1 hereof, exchanging Warrants pursuant to Section 7 hereof, and replacing Warrants pursuant to Section 8 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         10. Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         11. Negotiability. This Warrant is issued upon and subject to the following terms:

                  (a) No holder of this Warrant shall, as such, be entitled to vote or to receive dividends or to be deemed the holder of Common Stock that may at any time be issuable upon exercise of the Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon such holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised the Warrant and been issued shares of the Common Stock in accordance with the provisions hereof, except in all cases as otherwise provided in Sections 3 and 4.




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                  (b)      Neither this Warrant nor any shares of Common Stock
purchased pursuant to this Warrant are registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws. Therefore, the Company may require, as a condition of allowing the transfer or exchange of this Warrant or, until a registration statement for such shares has been filed with and declared effective by the Securities and Exchange Commission and applicable state securities commissions, that the holder or transferee of this Warrant or such shares, as the case may be, furnish to the Company an opinion of counsel reasonably acceptable to the Company and its counsel to the effect that such transfer or exchange may be made without registration under the Act and applicable state securities laws.

                  (c) Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

                  (d) Neither this Warrant nor any portion hereof, nor any rights hereunder, may be assigned, sold, transferred, hypothecated or conveyed until such time as this Warrant is exercisable as provided herein; provided, that, the initial holder may assign this Warrant or any portion hereof, or rights hereunder, to officers of the initial holder prior to such time, subject to the terms, conditions and restrictions set forth herein.

         12. Registration Rights. In the event that the Company, at any time commencing after this Warrant has vested and is exercisable and expiring at the Expiration Time, determines to proceed with the actual preparation and filing of a Registration Statement under the Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form) (the "Registration Statement"), the Company will give written notice of such filing to the holder. Upon the written request from the holder within 20 days after receipt of any such notice from the Company, the Company will, except as otherwise provided herein, cause such number of shares of Common Stock issuable to holder upon the exercise of this Warrant which are requested by holder, and which are not otherwise included in any other registration statement (the "Registrable Securities"), to be included in the Registration Statement filed under this paragraph at the Company's cost and expense (excluding underwriting discounts, commissions and filing fees attributable to the holder's Common Stock included therein). The Company shall not have any obligations to holder with respect to a date by which any such Registration Statement filed under this paragraph shall be filed with or declared effective by the SEC or the period of time during which any such Registration Statement shall remain effective. Notwithstanding the foregoing, if any managing underwriter of any offering for which the Registration Statement under this paragraph is to be filed determines and advises in writing that the inclusion of any shares of holder proposed to be included in such offering, together with any other issued and outstanding securities proposed to be included therein by holders of securities other than holder, would interfere with the successful marketing of such securities, then the Registration Statement prepared in connection with such offering will include (i) first, the securities which the Company proposes to sell, then (ii) second, the number of securities held by other parties requested to be included in such Registration Statement, including Registrable Securities, that, in the opinion of the managing underwriter, can be sold without having the material adverse affect referred to above, such amount to be allocated pro rata among all such other parties, including holder, on the basis of the respective number of shares of securities as to which registration has been requested by such holders of shares. The holder shall be entitled to indemnification from the Company for losses, claims, damages, liabilities and expenses to which the holder may become subject under the Act insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any such





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registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Company's obligations to the holder under this paragraph shall not apply to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the holder expressly for use in the registration statement. The Company agrees to provide the registration rights set forth in this paragraph 12 to the holder in such a manner as to permit the holder to dispose of its Registrable Securities in a commercially reasonable manner; provided, however, that the foregoing shall not require the Company to maintain the effectiveness of any registration statement filed hereunder for any specific amount of time.

         13. Notices, etc. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         14. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Florida.

         15. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. the headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         16. Expiration. All rights to exercise this Warrant shall expire at 5:00 P.M., Orlando, Florida time, on ___________ 2005 (the "Expiration Time"). Whether or not surrendered to the Company by the holder, this Warrant shall be deemed canceled upon the expiration hereof.

Attest:                                     GALAXY NUTRITIONAL FOODS, INC.


                                            By:
----------------------------------             --------------------------------
Cynthia L. Hunter, Secretary                        Keith A. Ewing,
                                                    Chief Financial Officer





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                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)


TO:  ___________________________

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder _______________ shares of Common Stock of Galaxy Nutritional Foods, Inc., in consideration for the payment of $______________ and/or __________ shares of Common Stock (at a per share price of $____), and requests that the certificates for such shares be issued in the name of, and delivered to the following:

-------------------------

-------------------------

-------------------------

-------------------------

Dated:
                                      -----------------------------------------
                                      (Signature must conform to name of holder
                                       as specified on the face of the warrant)


                                      -----------------------------------------

                                      -----------------------------------------

                                      -----------------------------------------
                                                     (Address)




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                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)


         For value received, the undersigned hereby sells, assigns, and transfers unto __________ __________ __________ the right represented by the within Warrant to purchase __________ shares of Common Stock of Galaxy Nutritional Foods, Inc. to which the within Warrant relates, and appoints __________ __________ __________ Attorney to transfer such right on the books of Galaxy Nutritional Foods, Inc. with full power of substitution in the premises.


Dated:
                                      -----------------------------------------
                                      (Signature must conform to name of holder
                                       as specified on the face of the Warrant)

Signed in the presence of:

                                      -----------------------------------------

---------------------------------     -----------------------------------------

---------------------------------     -----------------------------------------
Print Name:                                            (Address)



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